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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-10071 of Mossimo, Inc. on Form S-8 of our report, dated February 21, 1997, appearing in the Annual Report on Form 10-K of Mossimo, Inc. for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Costa Mesa, California
March 22, 1999